Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces First Quarter 2026 Results and Raises Full Year 2026 Guidance for Continuing Operations

–Delivered 10% Adjusted EBITDA Growth, Outpacing 4% Revenue Increase, Driven by Utility Structures Strength
–Expanded Adjusted EBITDA Margin for Continuing Operations by 100 Basis Points Through Disciplined Execution and Favorable Mix
–Raised Full-Year 2026 Adjusted EBITDA Guidance Based on Strong First Quarter Performance and Improved Visibility
–Advanced Portfolio Optimization and Strengthened Financial Flexibility With $450 Million Barge Divestiture

DALLAS, Texas - ARCOSA, Inc. - April 30, 2026:
Arcosa, Inc. (NYSE: ACA) (“Arcosa,” the “Company,” “We,” or “Our”), a provider of infrastructure-related products and solutions, today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Consolidated Highlights

	Three Months Ended March 31,
	2026	2025	% Change

	($ in millions, except per share amounts)
Revenues(2)	$663.3	$632.0	5%
Net income	$37.8	$23.6	60%
Adjusted Net Income(1)	$39.6	$24.0	65%
Diluted EPS	$0.77	$0.48	60%
Adjusted Diluted EPS(1)	$0.81	$0.49	65%
Adjusted EBITDA(1)	$121.3	$109.9	10%

972.942.6500	arcosa.com

First Quarter 2026 Continuing Operations Highlights
Excludes results from the barge business in both periods

	Three Months Ended March 31,
	2026	2025	% Change

	($ in millions, except per share amounts)
Revenues	$571.7	$547.6	4%
Income from continuing operations	$23.3	$11.6	101%
Adjusted Net Income from continuing operations(1)	$25.1	$12.0	109%
Diluted EPS from continuing operations	$0.47	$0.24	96%
Adjusted Diluted EPS from continuing operations(1)	$0.51	$0.25	104%
Adjusted EBITDA from continuing operations(1)	$102.9	$93.2	10%
Adjusted EBITDA Margin from continuing operations(1)	18.0%	17.0%	100 bps
Net cash provided by operating activities - continuing operations	$58.1	$(21.1)	N.M
Free Cash Flow(1)	$21.2	$(49.1)	N.M

N.M. - not meaningful
bps - basis points
(1) Non-GAAP financial measure. See reconciliation tables included in this release.
(2) On April 1, 2026, the Company completed the previously announced sale of its barge business. As of March 31, 2026, the assets and liabilities of the barge business have been classified as held for sale and the results of operations and cash flows have been classified as discontinued operations for all periods presented. To provide a more meaningful comparison, revenues in the First Quarter 2026 Consolidated Highlights above include barge revenues of $91.6 million and $84.4 million for the three months ended March 31, 2026 and 2025, respectively, which are presented “net” in income from discontinued operations, net of income taxes on the Consolidated Statement of Operations.

Antonio Carrillo, President and Chief Executive Officer, commented, “Our first quarter results reflect strong execution in our continuing businesses, with 10 percent growth in Adjusted EBITDA outpacing revenue growth. Performance in the quarter was led by robust growth and margin expansion in our utility structures business, which achieved record quarterly revenue and Adjusted EBITDA margin.

“Construction Products performed in line with expectations despite a slow start to the year driven by cold weather challenges, with performance improving as the quarter progressed. Despite seasonal headwinds, aggregates volumes improved 4 percent and unit profitability increased 7 percent, outpacing 2 percent pricing growth. In Engineered Structures, results exceeded our expectations, driven by accelerating demand tied to grid modernization and increased power needs. We converted this demand for utility structures into strong double-digit revenue growth, meaningful margin expansion, and record backlog, more than offsetting the expected decline in wind towers.

“In April, we took a pivotal step to further simplify our portfolio by divesting our barge business and allocating a portion of the proceeds to pay down debt, underscoring our commitment to balance sheet strength and financial flexibility. Now with two growth segments, we are fully focused on Construction Products and Engineered Structures, both well aligned to benefit from infrastructure investment and power market tailwinds in the U.S.”

972.942.6500	2	arcosa.com

2026 Outlook and Guidance

The Company updated its full year 2026 guidance to reflect continuing operations only as follows:
•Removed the full year contribution from the barge business included in the prior range, which was $410 million to $430 million for revenues and $70 million to $75 million for Adjusted EBITDA.
•Raised the guidance range for revenues and Adjusted EBITDA from continuing operations based on the strong performance in utility structures for the first quarter and increased confidence in the balance of the year.

	Updated Guidance	Previous Guidance
Revenues from continuing operations	$2.6 billion to $2.7 billion	$2.54 billion to $2.67 billion
Adjusted EBITDA from continuing operations	$545 million to $585 million	$520 million to $565 million

Carrillo concluded, “Based on our first quarter performance and improved visibility into the balance of the year, we are raising our full year 2026 guidance for continuing operations. Momentum in utility structures, solid execution across the business, and disciplined cost management give us confidence in our outlook. With a simplified portfolio and an attractive demand environment, we remain well positioned to deliver another year of strong financial performance and are confident in our ability to create long-term value for our shareholders.”

First Quarter 2026 Results and Commentary

All comparisons are versus the prior year quarter unless noted otherwise.

Construction Products
•Revenues increased 5% to $276.3 million primarily due to 5% growth in aggregates and a 26% increase in shoring products, partially offset by lower revenues in our asphalt business which was impacted by colder temperatures in the northeast during the seasonal low point.
•Aggregates Freight-Adjusted Revenues increased 6% supported by 4% volume growth and 2% Aggregates Freight-Adjusted Average Sales Price expansion.
•Aggregates Adjusted Cash Gross Profit Margin expanded 220 basis points to 43.3% and Adjusted Cash Gross Profit per Ton increased 7%.
•Adjusted Segment EBITDA decreased 2% to $55.7 million primarily due to the decline in the asphalt business and planned maintenance downtime in specialty materials which reduced cost absorption. The decrease was partially offset by the growth in aggregates and shoring products.
•Adjusted Segment EBITDA Margin decreased 150 basis points to 20.2% from 21.7% in the prior period. Freight-Adjusted Segment EBITDA Margin was 21.9% compared to 23.6% in the prior period.

972.942.6500	3	arcosa.com

Engineered Structures
•Revenues increased 4% to $295.4 million driven by a 15% increase in utility and related structures, partially offset by an expected decline in wind towers due primarily to lower volumes.
•Adjusted Segment EBITDA increased 21% to $62.4 million and margin expanded 300 basis points to a record 21.1% as the growth in our utility structures business continues to accelerate, more than compensating for the decrease in wind towers.
•Order activity for our utility structures business remains robust as our customers focus on improving and expanding the electrical grid. We ended the first quarter with record backlog for utility and related structures of $557.6 million, which is up 28% from the start of the year. We expect to recognize 73% of the backlog in 2026.
•During the first quarter, we received wind tower orders of $43 million for 2026 and 2027 delivery. The backlog for our wind towers business at the end of the quarter was $600.0 million, of which we expect to recognize 36% during 2026 and 59% during 2027.

Corporate and Other Financial Notes
•Excluding acquisition and divestiture-related costs, which have been excluded from Adjusted EBITDA, corporate expenses increased to $15.7 million from $15.3 million in the prior period primarily due to higher compensation-related costs.
•Acquisition and divestiture-related costs were $1.9 million in the first quarter compared to $0.8 million in the prior period.
•Interest expense totaled $24.0 million, a decrease of $4.3 million from the prior period primarily due to a reduction in outstanding debt year-over-year.
•The effective tax rate in the first quarter was 5.3% compared to 19.4% in the prior year. The decrease in the effective tax rate was primarily due to a one-time state tax benefit and a higher compensation-related benefit in the current period due to a change in timing of annual restricted stock vesting.

Cash Flow and Liquidity
•Total operating cash flow was $71.9 million during the first quarter, up from $(0.7) million in the prior period. Operating cash flow from continuing operations was $58.1 million compared to $(21.1) million in the prior period. The improvement for continuing operations was primarily due to higher earnings and a $52.9 million reduction in the use of cash for working capital.
•Capital expenditures for continuing operations in the first quarter were $43.5 million, up $10.5 million from the prior period which reflects increased investment in our core growth platforms.
•Free Cash Flow from continuing operations for the quarter was $21.2 million, up from $(49.1) million in the prior period.
•In March, as previously announced, we completed the acquisition of a central Florida-based natural aggregates operation for $60.0 million, which is included in the Construction Products segment.
•During the quarter we repurchased shares totaling $17.5 million, leaving $32.5 million remaining under our share repurchase program.
•In April 2026, the Company used $83.0 million of cash proceeds from the sale of the barge business to prepay a portion of the outstanding term loan balance.
•Net Debt to Adjusted EBITDA was 2.3x for the trailing twelve months. Pro forma for the sale of the barge business completed on April 1, 2026, Net Debt to Adjusted EBITDA was 1.9x.
•We ended the quarter with total liquidity of $853.2 million, including $153.2 million of cash and cash equivalents and full availability under our $700 million revolving credit facility.

972.942.6500	4	arcosa.com

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are included in the accompanying tables to this earnings release.

Conference Call Information

A conference call is scheduled for 8:30 a.m. Eastern Time on May 1, 2026 to discuss first quarter 2026 results. To listen to the conference call webcast, please visit the Investor Relations section of Arcosa’s website at https://ir.arcosa.com. A slide presentation for this conference call will be posted on the Company’s website in advance of the call at https://ir.arcosa.com. The audio conference call number is 800-451-7724 for domestic callers and 785-424-1116 for international callers. The conference ID is ARCOSA and the passcode is 12329. An audio playback will be available through 11:59 p.m. Eastern Time on May 15, 2026, by dialing 800-839-5492 for domestic callers and 402-220-2551 for international callers. A replay of the webcast will be available for one year on Arcosa’s website at https://ir.arcosa.com/news-events/events-presentations.

About Arcosa

Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction materials and engineered structures. Beginning with the first quarter of 2026, Arcosa reports its financial results in two principal business segments: Construction Products and Engineered Structures. For more information, visit www.arcosa.com.

972.942.6500	5	arcosa.com

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” “goal,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the impact of Arcosa's level of indebtedness; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; impacts from the Inflation Reduction Act and One Big Beautiful Bill Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; the impact of tariffs; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2025 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INVESTOR CONTACTS

Erin Drabek	David Gold
VP of Investor Relations	ADVISIRY Partners

T 972.942.6500	T 212.661.2220
InvestorResources@arcosa.com	David.Gold@advisiry.com
MEDIA CONTACT

Media@arcosa.com
TABLES TO FOLLOW

972.942.6500	6	arcosa.com

Arcosa, Inc.
Condensed Consolidated Statements of Operations(1)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$571.7	$547.6
Cost of revenues	450.8	439.7
Gross profit	120.9	107.9
Selling, general, and administrative expenses	75.8	71.0
Other operating income	(2.0)	(4.1)
Operating profit	47.1	41.0

Interest expense	24.0	28.3
Interest income	(1.6)	(1.8)
Other nonoperating expense	0.1	0.1
	22.5	26.6
Income from continuing operations before income taxes	24.6	14.4
Provision for income taxes	1.3	2.8
Income from continuing operations	23.3	11.6
Income from discontinued operations, net of income taxes	14.5	12.0
Net income	$37.8	$23.6

Net income per common share:
Basic from continuing operations	$0.47	$0.24
Basic from discontinued operations	0.30	0.24
Total basic	$0.77	$0.48

Diluted from continuing operations	$0.47	$0.24
Diluted from discontinued operations	0.30	0.24
Total diluted	$0.77	$0.48
Weighted average number of shares outstanding:
Basic	49.0	48.7
Diluted	49.2	49.2

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the assets and liabilities of the barge business were classified as held for sale as of March 31, 2026 and the results of operations and cash flows for the three months ended March 31, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.

972.942.6500	7	arcosa.com

Arcosa, Inc.
Condensed Segment Data(1)
(in millions)
(unaudited)

	Three Months Ended March 31,
Revenues:	2026	2025
Aggregates	$174.5	$165.3
Specialty materials and asphalt	70.4	73.2
Aggregates intrasegment sales	(4.5)	(4.1)
Total Construction Materials	240.4	234.4
Construction site support	35.9	28.4
Construction Products	276.3	262.8

Utility and related structures	225.4	195.8
Wind towers	70.0	89.0
Engineered Structures	295.4	284.8
Consolidated Total	$571.7	$547.6

	Three Months Ended March 31,
Operating profit (loss):	2026	2025
Construction Products	$14.9	$18.3
Engineered Structures	49.8	38.8
Segment Total	64.7	57.1
Corporate	(17.6)	(16.1)
Consolidated Total	$47.1	$41.0

Backlog:	March 31, 2026	December 31, 2025	March 31, 2025
Engineered Structures:
Utility and related structures	$557.6	$434.9	$413.0
Wind towers	$600.0	$627.8	$681.1

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the assets and liabilities of the barge business were classified as held for sale as of March 31, 2026 and the results of operations and cash flows for the three months ended March 31, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis. Additionally, the Transportation Products segment is no longer a reportable segment since there are no remaining operations.

972.942.6500	8	arcosa.com

Arcosa, Inc.
Condensed Consolidated Balance Sheets(1)
(in millions)
(unaudited)

	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$153.2	$214.6
Receivables, net of allowance	413.9	412.6
Inventories	350.0	335.9
Current assets held for sale	164.1	93.7
Other	52.2	49.7
Total current assets	1,133.4	1,106.5

Property, plant, and equipment, net	2,101.9	2,045.3
Goodwill	1,342.7	1,329.0
Intangibles, net	304.5	310.8
Deferred income taxes	7.2	7.2
Non-current assets held for sale	—	74.2
Other assets	112.6	112.2
	$5,002.3	$4,985.2
Current liabilities:
Accounts payable	$229.5	$213.3
Accrued liabilities	141.7	169.7
Advance billings	27.3	25.9
Current liabilities held for sale	83.1	86.3
Current portion of long-term debt	8.0	8.5
Total current liabilities	489.6	503.7

Debt	1,513.1	1,514.3
Deferred income taxes	254.0	230.8
Non-current liabilities held for sale	—	2.9
Other liabilities	92.9	92.1
	2,349.6	2,343.8
Stockholders' equity:
Common stock	0.5	0.5
Capital in excess of par value	1,716.5	1,710.0
Retained earnings	982.7	947.3
Accumulated other comprehensive loss	(16.8)	(16.4)
Treasury stock	(30.2)	—
	2,652.7	2,641.4
	$5,002.3	$4,985.2

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the assets and liabilities of the barge business were classified as held for sale as of March 31, 2026 and the results of operations and cash flows for the three months ended March 31, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.

972.942.6500	9	arcosa.com

Arcosa, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$37.8	$23.6
Income from discontinued operations, net of income taxes	14.5	12.0
Income from continuing operations	23.3	11.6
Adjustments to reconcile net income to net cash provided (required) by operating activities:
Depreciation, depletion, and amortization	53.5	51.7
Stock-based compensation expense	6.3	6.4
Gain on disposition of assets and sale of businesses	(2.0)	(4.1)
Provision for deferred income taxes	9.5	0.9
(Increase) decrease in other assets	1.3	1.2
Increase (decrease) in other liabilities	(1.6)	(3.0)
Other	3.0	2.3
Net changes in current assets and liabilities	(35.2)	(88.1)
Net cash provided (required) by operating activities - continuing operations	58.1	(21.1)
Net cash provided by operating activities - discontinued operations	13.8	20.4
Net cash provided (required) by operating activities	71.9	(0.7)
Investing activities:
Proceeds from disposition of assets	6.6	5.0
Capital expenditures	(43.5)	(33.0)
Cash received (paid) for acquisitions	(60.0)	17.6
Net cash required by investing activities - continuing operations	(96.9)	(10.4)
Net cash required by investing activities - discontinued operations	(1.4)	(1.0)
Net cash required by investing activities	(98.3)	(11.4)
Financing activities:
Payments to retire debt	(2.4)	(3.3)
Shares repurchased	(17.5)	—
Dividends paid to common stockholders	(2.4)	(2.5)
Purchase of shares to satisfy employee tax on vested stock	(12.7)	(1.5)
Net cash required by financing activities - continuing operations	(35.0)	(7.3)
Net decrease in cash and cash equivalents	(61.4)	(19.4)
Cash and cash equivalents at beginning of period	214.6	187.3
Cash and cash equivalents at end of period	$153.2	$167.9

(1) On April 1, 2026, the Company completed the previously announced sale of its barge business. Accordingly, the assets and liabilities of the barge business were classified as held for sale as of March 31, 2026 and the results of operations and cash flows for the three months ended March 31, 2026 have been classified as discontinued operations. Results of prior periods have been recast to reflect these changes and present results on a comparable basis.

972.942.6500	10	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted Net Income and Adjusted Diluted EPS
(unaudited)

GAAP does not define “Adjusted Net Income” and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use this metric to assess the operating performance of our consolidated business. We adjust net income for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period.

	Three Months Ended March 31,
	2026	2025
	(in millions)
Income from continuing operations	$23.3	$11.6
Gain on sale of businesses, net of tax	—	(0.2)
Impact of acquisition and divestiture-related expenses, net of tax(1)	1.8	0.6
Adjusted Net Income from continuing operations	25.1	12.0
Income from discontinued operations, net of tax	14.5	12.0
Adjusted Net Income	$39.6	$24.0

GAAP does not define “Adjusted Diluted EPS” and it should not be considered as an alternative to earnings measures defined by GAAP, including diluted EPS. We use this metric to assess the operating performance of our consolidated business. We adjust diluted EPS for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period.

	Three Months Ended March 31,
	2026	2025

	(in dollars per share)
Diluted EPS from continuing operations	$0.47	$0.24
Impact of acquisition and divestiture-related expenses(1)	0.04	0.01
Adjusted Diluted EPS from continuing operations	0.51	0.25
Diluted EPS from discontinued operations	0.30	0.24
Adjusted Diluted EPS	$0.81	$0.49

(1) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

972.942.6500	11	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted EBITDA
($ in millions)
(unaudited)

“EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Revenues.

	Three Months Ended March 31,		Twelve Months Ended March 31,	Full Year 2026 Guidance(1)
	2026	2025	2026	Low	High
Revenues	$571.7	$547.6	$2,524.2	$2,600.0	$2,700.0

Income from continuing operations	23.3	11.6	166.1	200.4	218.6
Add:
Interest expense, net	22.4	26.5	98.1	79.0	81.0
Provision for income taxes	1.3	2.8	19.8	38.2	48.0
Depreciation, depletion, and amortization expense(2)	53.5	51.7	217.3	225.0	235.0
EBITDA from continuing operations	100.5	92.6	501.3	542.6	582.6
Add (less):
(Gain) loss on sale of businesses	—	(0.3)	15.0	—	—
Impact of acquisition and divestiture-related expenses(3)	2.3	0.8	3.6	2.3	2.3
Impairment charge	—	—	1.6	—	—
Other, net (income) expense	0.1	0.1	(1.6)	0.1	0.1
Adjusted EBITDA from continuing operations	$102.9	$93.2	$519.9	$545.0	$585.0
Adjusted EBITDA Margin from continuing operations	18.0%	17.0%	20.6%	21.0%	21.7%

Income from discontinued operations	$14.5	$12.0	$56.5
Add:
Provision for income taxes	2.6	2.8	11.4
Depreciation and amortization expense	1.3	1.9	6.9
EBITDA from discontinued operations	18.4	16.7	74.8
Adjusted EBITDA from discontinued operations	18.4	16.7	74.8
Adjusted EBITDA	$121.3	$109.9	$594.7
(1) The Company's full year revenue and Adjusted EBITDA guidance is for continuing operations and excludes the financial results of the barge business and any potential impact of the gain expected to be recognized on the sale.
(2) Includes the impact of the fair value markup of acquired long-lived assets.
(3) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

972.942.6500	12	arcosa.com

Arcosa, Inc.
Reconciliation of Adjusted Segment EBITDA
($ in millions)
(unaudited)
“Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors. “Adjusted Segment EBITDA Margin” is defined as Adjusted Segment EBITDA divided by Revenues.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026
Construction Products
Revenues	$276.3	$262.8	$1,323.7

Operating Profit	14.9	18.3	186.3
Add: Depreciation, depletion, and amortization expense(1)	40.4	38.6	166.5
Segment EBITDA	55.3	56.9	352.8
Add: Impact of acquisition and divestiture-related expenses(2)	0.4	—	0.4
Add: Impairment charge	—	—	1.6
Adjusted Segment EBITDA	$55.7	$56.9	$354.8
Adjusted Segment EBITDA Margin	20.2%	21.7%	26.8%

Engineered Structures
Revenues	$295.4	$284.8	$1,200.5

Operating Profit	49.8	38.8	180.0
Add: Depreciation and amortization expense(1)	12.6	12.7	49.0
Segment EBITDA	62.4	51.5	229.0
Adjusted Segment EBITDA	$62.4	$51.5	$229.0
Adjusted Segment EBITDA Margin	21.1%	18.1%	19.1%

Operating Loss - Corporate	$(17.6)	$(16.1)	$(83.9)
Add: Impact of acquisition and divestiture-related expenses - Corporate(2)	1.9	0.8	3.2
Add: (Gain) loss on sale of business	—	(0.3)	15.0
Add: Corporate depreciation expense	0.5	0.4	1.8
Adjusted EBITDA from continuing operations	$102.9	$93.2	$519.9
(1) Includes the impact of the fair value markup of acquired long-lived assets.
(2) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

972.942.6500	13	arcosa.com

Arcosa, Inc.
Reconciliation of Non-GAAP Measures for Construction Products
(in millions, except per ton amounts)
(unaudited)

“Aggregates Freight-Adjusted Revenues” is defined as aggregates revenues less freight and delivery, which are pass-through activities, and other revenues, which are largely service related. We use this metric to calculate “Aggregates Freight-Adjusted Average Sales Price”, which is Aggregates Freight-Adjusted Revenues divided by shipments. “Aggregates Adjusted Cash Gross Profit” is defined as aggregates gross profit plus depreciation, depletion, and amortization and adjusted for certain items that are not reflective of the normal earnings of our business. “Aggregates Adjusted Cash Gross Profit Per Ton” is Aggregates Adjusted Cash Gross Profit divided by shipments. GAAP does not define these metrics and they should not be considered as alternatives to earnings measures defined by GAAP, including aggregates revenues and aggregates gross profit. We believe that this presentation is consistent with our competitors. These metrics are used by analysts and investors in comparing a company's performance on a consistent basis.

	Three Months Ended March 31,
	2026	2025
Aggregates
Aggregates revenues	$174.5	$165.3
Less: Freight and other revenues	(28.4)	(27.2)
Aggregates Freight-Adjusted Revenues	146.1	138.1

Aggregates gross profit	39.5	34.7
Add: Depreciation, depletion, and amortization	23.4	22.1
Add: Impact of acquisition and divestiture-related expenses	0.4	—
Aggregates Adjusted Cash Gross Profit	$63.3	$56.8

Aggregates shipments - tons	8.0	7.7
Aggregates Freight-Adjusted Average Sales Price	$18.26	$17.94
Aggregates Adjusted Cash Gross Profit per Ton	$7.91	$7.38

“Freight-Adjusted Revenues” for Construction Products is defined as segment revenues less freight and delivery, which are pass-through activities. GAAP does not define Freight-Adjusted Revenues and it should not be considered as alternatives to earnings measures defined by GAAP, including revenues. We use Freight-Adjusted Revenues in the review of our operating results. We also believe that this presentation is consistent with our competitors. As a widely used metric by analysts and investors, this metric assists in comparing a company's performance on a consistent basis. “Freight-Adjusted Segment EBITDA Margin” is defined as Freight-Adjusted Revenues divided by Adjusted Segment EBITDA.

	Three Months Ended March 31,
	2026	2025
Construction Products
Revenues	$276.3	$262.8
Less: Freight revenues	(21.9)	(22.2)
Freight-Adjusted Revenues	$254.4	$240.6

Adjusted Segment EBITDA(1)	$55.7	$56.9
Adjusted Segment EBITDA Margin(1)	20.2%	21.7%

Freight-Adjusted Segment EBITDA Margin	21.9%	23.6%
(1) See Reconciliation of Adjusted Segment EBITDA table.

972.942.6500	14	arcosa.com

Arcosa, Inc.
Reconciliation of Free Cash Flow and Net Debt to Adjusted EBITDA
($ in millions)
(unaudited)

GAAP does not define “Free Cash Flow” and it should not be considered as an alternative to cash flow measures defined by GAAP, including cash flow from operating activities. We define Free Cash Flow as cash provided by operating activities less capital expenditures net of the proceeds from the disposition of property, plant, equipment, and other assets. We use this metric to assess the liquidity of our consolidated business. We present Free Cash Flow for the convenience of investors who use it in their analysis and for shareholders who need to understand the metric we use to assess performance and monitor our cash and liquidity positions.

	Three Months Ended March 31,
	2026	2025
Cash provided (required) by operating activities - continuing operations	$58.1	$(21.1)
Capital expenditures	(43.5)	(33.0)
Proceeds from disposition of assets	6.6	5.0
Free Cash Flow from continuing operations	$21.2	$(49.1)

GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses “Net Debt to Adjusted EBITDA”, which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

	March 31, 2026	April 1 Barge Divestiture(1)	March 31, 2026 Pro Forma
Total debt excluding debt issuance costs	$1,536.0	$(83.0)	$1,453.0
Cash and cash equivalents	153.2	287.0	440.2
Net Debt	$1,382.8	$(370.0)	$1,012.8

Adjusted EBITDA (trailing twelve months)	$594.7	$(74.8)	$519.9
Net Debt to Adjusted EBITDA	2.3		1.9

(1) We estimate after-tax net proceeds of $370 million from sale of the barge business, after deducting closing costs, transaction expenses, and anticipated taxes. In April, we used $83 million of the proceeds to prepay a portion of the outstanding term loan balance.

972.942.6500	15	arcosa.com